   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1999



                                                      REGISTRATION NO. 333-92097

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               AVANEX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

            DELAWARE                           3674                          94-3285348
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                           40919 ENCYCLOPEDIA CIRCLE
                           FREMONT, CALIFORNIA 94538
                                 (510) 897-4188
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              WALTER ALESSANDRINI
                            CHIEF EXECUTIVE OFFICER
                               AVANEX CORPORATION
                           40919 ENCYCLOPEDIA CIRCLE
                           FREMONT, CALIFORNIA 94538
                                 (510) 897-4188
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

            JUDITH M. O'BRIEN, ESQ.                          JEFFREY R. VETTER, ESQ.
            ANN YVONNE WALKER, ESQ.                          SCOTT J. LEICHTNER, ESQ.
              TERI A. LITTLE, ESQ.                         CYNTHIA E. GARABEDIAN, ESQ.
             SHELDON J. QUAN, ESQ.                              FENWICK & WEST LLP
        WILSON SONSINI GOODRICH & ROSATI                       TWO PALO ALTO SQUARE
            PROFESSIONAL CORPORATION                       PALO ALTO, CALIFORNIA 94306
               650 PAGE MILL ROAD                                 (650) 494-0600
          PALO ALTO, CALIFORNIA 94304
                 (650) 493-9300

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Amendment No. 1 to the Form S-1 Registration Statement is being filed for the sole purpose of filing additional exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Avanex Corporation in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee........................................  $25,502.40
NASD filing fee.............................................  $10,160.00
Nasdaq National Market listing fee..........................      *
Printing and engraving costs................................      *
Legal fees and expenses.....................................      *
Accounting fees and expenses................................      *
Blue Sky fees and expenses..................................      *
Directors and Officers Insurance............................      *
Transfer Agent and Registrar fees...........................      *
Miscellaneous expenses......................................      *
                                                              ----------
          Total.............................................      *
                                                              ==========

---------------

* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VIII of our amended and restated certificate of incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

     Article VI of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf of Avanex if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liability that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

     Reference is also made to Section 7 of the form of Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of Avanex against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since inception, we have issued unregistered securities to a limited number of persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

      (1) From inception through October 1, 1999, (the most recent practicable date) we granted stock options and restricted stock purchase rights to acquire an aggregate of 12,582,680 shares of our common stock at prices ranging from $0.001 to $0.58 to employees, consultants and directors pursuant to our 1998 Stock Plan, as amended.

      (2) From inception through October 1, 1999, we issued an aggregate of 11,745,380 shares of our common stock to employees, consultants and directors pursuant to the exercise of options and restricted stock purchase rights granted under our 1998 Stock Plan, as amended, for aggregate consideration of $650,326.34.

      (3) On January 13, 1998, we sold 1,800,000 shares of common stock to an employee in exchange for $1,000.00 in cash and $800.00 in transferred technology.

      (4) On February 10, 1998, we sold 4,530,080 shares of Series A Preferred Stock for $0.223 per share to a group of private investors for an aggregate purchase price of $1,010,208.

      (5) On February 19, 1998, we granted a right to purchase an aggregate of 200,000 shares of common stock to a consultant in consideration for past services rendered for an aggregate value of $1,000.00.

      (6) On June 29, 1998, we sold 6,296,744 shares of Series B Preferred Stock for $0.40 per share to a group of private investors for an aggregate purchase price of $2,518,698.

      (7) On December 31, 1998, we issued warrants to purchase 75,000 shares of our common stock at an exercise price of $6.00 a share to each of Simon Cao, Haiguang Lu, and Lee Wang.

      (8) On February 19, 1999 and March 25, 1999, we sold 9,032,169 shares of Series C Preferred Stock for $0.756 per share to a group of private investors for an aggregate purchase price of $6,828,320.

      (9) On July 8, 1999, in connection with a Revolving Credit and Security Agreement, we issued a warrant to purchase 19,565 shares of Series D Preferred Stock at an exercise price of $5.75 to Comerica
          Bank -- California.

     (10) On September 14 and October 15, 1999, we sold 3,487,097 shares of Series D Preferred Stock for $5.75 per share to a group of private investors for an aggregate purchase price of $20,050,807.75.

     For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Certain Transactions" in the form of prospectus included herein.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS


    1.1++    Form of Underwriting Agreement
     2.1+    Agreement and Plan of Merger of Avanex Corporation (a
             Delaware Corporation) and Avanex Corporation (a California
             Corporation)
     3.1+    Amended and Restated Certificate of Incorporation to be
             filed after effectiveness of this Registration Statement
             filed                , 19
    3.2++    Amended and Restated Bylaws of the Registrant
     4.1+    Specimen Common Stock Certificate
    4.3++    Warrant to Purchase the Stock of the Registrant held by
             Comerica Bank-California
     4.4     Warrants to Purchase the Stock of the Registrant held by Lee
             Wang, Haiguang Lu, and Simin Cai
     5.1+    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation
    10.1++   Form of Indemnification Agreement between Registrant and
             each of its directors and officers
    10.2     1998 Stock Plan, as amended, and forms of agreement
             thereunder
    10.3++   1999 Employee Stock Purchase Plan
    10.4++   1999 Director Option Plan
    10.5     Founder's Stock Purchase Agreement between the Registrant
             and Simon Xiaofan Cao dated January 13, 1998
    10.6     Restricted Stock Purchase Agreement, including Security
             Agreement and Promissory Note, between the Registrant and
             Walter Alessandrini dated October 8, 1999
    10.7     Restricted Stock Purchase Agreement, including Security
             Agreement and Promissory Note, between the Registrant and
             Walter Alessandrini dated March 26, 1999
    10.8++   Form of Restricted Stock Purchase Agreement
    10.8.1   Stock Purchase Agreement, including Security Agreement and
             Promissory Note, between the Registrant and Paul Shi-Qi
             Jiang dated July 22, 1999
    10.8.2   Restricted Stock Purchase Agreement, including Security
             Agreement and Promissory Note, between the Registrant and
             Simon Xiaofan Cao dated August 4, 1999
    10.8.3   Restricted Stock Purchase Agreement, including Security
             Agreement and Promissory Note, between the Registrant and
             Peter Maguire dated August 4, 1999
    10.8.4   Restricted Stock Purchase Agreement, including Security
             Agreement and Promissory Note, between the Registrant and
             James Pickering dated September 10, 1999
    10.8.5   Restricted Stock Purchase Agreement, including Security
             Agreement and Promissory Note, between the Registrant and
             Margaret Quinn dated October 8, 1999
    10.8.6   Restricted Stock Purchase Agreement, including Security
             Agreement and Promissory Note, between the Registrant and
             Simon Xiaofan Cao dated October 12, 1999
    10.8.7   Restricted Stock Purchase Agreement, including Security
             Agreement and Promissory Note, between the Registrant and
             Anthony Florence dated November 19, 1999
    10.8.8   Restricted Stock Purchase Agreement, including Security
             Agreement and Promissory Note, between the Registrant and
             Jessy Chao dated November 26, 1999
    10.8.9   Restricted Stock Purchase Agreement, including Security
             Agreement and Promissory Note, between the Registrant and
             Paul Shi-Qi Jiang dated November 26, 1999
    10.9     Series A Preferred, Series B Preferred and Series C
             Preferred Stock Purchase Agreement dated February 10, 1998

    10.10  First Amended and Restated Series A Preferred, Series B Preferred, and Series C Preferred Stock
           Purchase Agreement dated February 19, 1999
    10.11  Series D Preferred Stock Purchase Agreement dated September 14, 1999
    10.12  Second Amended and Restated Co-Sale Agreement dated September 14, 1999
  10.12.1  Second Amended and Restated Voting Agreement dated September 14, 1999
  10.12.2  Second Amended and Restated Shareholder Rights Agreement dated September 14, 1999
    10.13  Revolving Credit and Security Agreement between Comerica Bank-California and the Registrant dated
           July 8, 1999
   10.14+  Quick Start Loan and Security Agreement between Silicon Valley Bank and the Registrant dated
           February 17, 1998
    10.15  Senior Loan and Security Agreement No. 053-6193 between Phoenix Leasing Incorporated and the
           Registrant dated November 5, 1998
    10.16  Master Lease No. S7280 dated June 2, 1999, between Finova Capital Corporation and the Registrant
    10.17  Security Agreement dated September 16, 1999 between Comerica Bank-California and the Registrant
  10.18++  Employment Letter between the Registrant and Walter Alessandrini dated March 2, 1999
    10.19  Secured Promissory Note held by the Registrant for Walter Alessandrini dated May 20, 1999 and amendment to the Secured Promissory Note dated December 1, 1999
  10.20++  Employment Letter between the Registrant and Simon Cao dated January 2, 1998
  10.21++  Employment Letter between the Registrant and Paul Jiang dated January 2, 1998
    10.22  Employment Agreement between the Registrant and William Lanfri dated July 1, 1998
    10.23  Employment Letter between the Registrant and Peter Maguire dated June 18, 1999
   10.24*  Patent License Agreement between Fujitsu Limited and the Registrant dated July 15, 1998
 10.24.1*  Letter clarifying the Patent License Agreement between Fujitsu Limited and the Registrant dated
           July 1, 1998
  10.25++  Lease between the Registrant and Stevenson Business Park LLC for Building B of 40915 Encyclopedia
           Circle, Fremont, California dated September 8, 1999
    10.26  Assignment of Sublease between Registrant and Pathnet for 405 International Parkway, Richardson,
           Texas dated September 17, 1998
 10.26.1+  Sublease between KLA-Tencor Corporation and Pathnet, Inc. for 405 International Parkway,
           Richardson, Texas dated October 16, 1997
  10.27++  Amendment to Sublease for 405 International Parkway, Richardson, Texas dated January 1998
    10.28  Master Lease for 405 International Parkway, Richardson, Texas dated January 1, 1990
    10.29  Intellectual Property Security Agreement between Registrant and Comerica Bank-California dated July
           8, 1999
   10.30*  License and Supply Agreement between Registrant and Concord Micro-Optics, Inc. dated May 24, 1999
   10.31*  International Distributor Agreement between the Registrant and Hakuto Co., Ltd. dated November 1999
    10.32  Professional Services Agreement between the Registrant and AristaSoft Corporation dated July 7,
           1999
   10.33+  Cost Sharing Agreement between the Registrant and Avanex Cayman dated December, 1999
    21.1   List of subsidiaries of the Registrant

    23.1   Consent of Ernst & Young LLP, Independent Auditors
    23.2+  Consent of Counsel (See Exhibit 5.1)
   24.1++  Power of Attorney (See page II-6)
   27.1++  Financial Data Schedule for quarter ended October 1, 1999
   27.2++  Financial Data Schedule for the year ended June 30, 1999
   27.3++  Financial Data Schedule for the period from October 24, 1997 (inception) to June 30, 1998


-------------


+ To be filed by amendment.



* Confidential treatment requested.



++ Previously filed.


     (B) FINANCIAL STATEMENT SCHEDULES


     Schedules not listed above have been omitted because they are not applicable or are not required or the information required to be set forth therein is included in the consolidated financial statements or notes thereto.


ITEM 17. UNDERTAKINGS

     We hereby undertake to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 20th day of December, 1999.


                                          AVANEX CORPORATION

                                          By:   /s/ WALTER ALESSANDRINI
                                          --------------------------------------
                                                   Walter Alessandrini,
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                   SIGNATURE                                   TITLE                       DATE
                   ---------                                   -----                       ----
            /s/ WALTER ALESSANDRINI                President and Chief Executive     December 20, 1999
------------------------------------------------   Officer (Principal Executive
              Walter Alessandrini                      Officer) and Director

                 /s/ JESSY CHAO                     Vice President, Finance and      December 20, 1999
------------------------------------------------      Chief Financial Officer
                   Jessy Chao                        (Principal Financial and
                                                        Accounting Officer)

                /s/ XIAOFAN CAO*                  Senior Vice President, Product     December 20, 1999
------------------------------------------------     Development and Director
                  Xiaofan Cao

                /s/ TODD BROOKS*                             Director                December 20, 1999
------------------------------------------------
                  Todd Brooks

              /s/ MICHAEL GOGUEN*                            Director                December 20, 1999
------------------------------------------------
                 Michael Goguen

                /s/ SETH NEIMAN*                             Director                December 20, 1999
------------------------------------------------
                  Seth Neiman

              *By: /s/ JESSY CHAO
  -------------------------------------------
                   Jessy Chao
                Attorney-in-fact

                                 EXHIBIT INDEX


    NUMBER                             DESCRIPTION
    ------                             -----------
     1.1++     Form of Underwriting Agreement
     2.1+      Agreement and Plan of Merger of Avanex Corporation (a
               Delaware Corporation) and Avanex Corporation (a California
               Corporation)
     3.1+      Amended and Restated Certificate of Incorporation to be
               filed after effectiveness of this Registration Statement
               filed                , 19
     3.2++     Amended and Restated Bylaws of the Registrant
     4.1+      Specimen Common Stock Certificate
     4.3++     Warrant to Purchase the Stock of the Registrant held by
               Comerica Bank-California
     4.4       Warrants to Purchase the Stock of the Registrant held by Lee
               Wang, Haiguang Lu, and Simin Cai
     5.1+      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation
    10.1++     Form of Indemnification Agreement between Registrant and
               each of its directors and officers
    10.2       1998 Stock Plan, as amended, and forms of agreement
               thereunder
    10.3++     1999 Employee Stock Purchase Plan
    10.4++     1999 Director Option Plan
    10.5       Founder's Stock Purchase Agreement between the Registrant
               and Simon Xiaofan Cao dated January 13, 1998
    10.6       Restricted Stock Purchase Agreement, including Security
               Agreement and Promissory Note, between the Registrant and
               Walter Alessandrini dated October 8, 1999
    10.7       Restricted Stock Purchase Agreement, including Security
               Agreement and Promissory Note, between the Registrant and
               Walter Alessandrini dated March 26, 1999
    10.8++     Form of Restricted Stock Purchase Agreement
    10.8.1     Stock Purchase Agreement, including Security Agreement and
               Promissory Note, between the Registrant and Paul Shi-Qi
               Jiang dated July 22, 1999
    10.8.2     Restricted Stock Purchase Agreement, including Security
               Agreement and Promissory Note, between the Registrant and
               Simon Xiaofan Cao dated August 4, 1999
    10.8.3     Restricted Stock Purchase Agreement, including Security
               Agreement and Promissory Note, between the Registrant and
               Peter Maguire dated August 4, 1999
    10.8.4     Restricted Stock Purchase Agreement, including Security
               Agreement and Promissory Note, between the Registrant and
               James Pickering dated September 10, 1999
    10.8.5     Restricted Stock Purchase Agreement, including Security
               Agreement and Promissory Note, between the Registrant and
               Margaret Quinn dated October 8, 1999
    10.8.6     Restricted Stock Purchase Agreement, including Security
               Agreement and Promissory Note, between the Registrant and
               Simon Xiaofan Cao dated October 12, 1999
    10.8.7     Restricted Stock Purchase Agreement, including Security
               Agreement and Promissory Note, between the Registrant and
               Anthony Florence dated November 19, 1999
    10.8.8     Restricted Stock Purchase Agreement, including Security
               Agreement and Promissory Note, between the Registrant and
               Jessy Chao dated November 26, 1999
    10.8.9     Restricted Stock Purchase Agreement, including Security
               Agreement and Promissory Note, between the Registrant and
               Paul Shi-Qi Jiang dated November 26, 1999
    10.9       Series A Preferred, Series B Preferred and Series C
               Preferred Stock Purchase Agreement dated February 10, 1998

    10.10  First Amended and Restated Series A Preferred, Series B Preferred, and Series C Preferred Stock
           Purchase Agreement dated February 19, 1999
    10.11  Series D Preferred Stock Purchase Agreement dated September 14, 1999
    10.12  Second Amended and Restated Co-Sale Agreement dated September 14, 1999
  10.12.1  Second Amended and Restated Voting Agreement dated September 14, 1999
  10.12.2  Second Amended and Restated Shareholder Rights Agreement dated September 14, 1999
    10.13  Revolving Credit and Security Agreement between Comerica Bank-California and the Registrant dated
           July 8, 1999
   10.14+  Quick Start Loan and Security Agreement between Silicon Valley Bank and the Registrant dated
           February 17, 1998
    10.15  Senior Loan and Security Agreement No. 053-6193 between Phoenix Leasing Incorporated and the
           Registrant dated November 5, 1998
    10.16  Master Lease No. S7280 dated June 2, 1999, between Finova Capital Corporation and the Registrant
    10.17  Security Agreement dated September 16, 1999 between Comerica Bank-California and the Registrant
  10.18++  Employment Letter between the Registrant and Walter Alessandrini dated March 2, 1999
    10.19  Secured Promissory Note held by the Registrant for Walter Alessandrini dated May 20, 1999 and amendment to the Secured Promissory Note dated December 1, 1999
  10.20++  Employment Letter between the Registrant and Simon Cao dated January 2, 1998
  10.21++  Employment Letter between the Registrant and Paul Jiang dated January 2, 1998
    10.22  Employment Agreement between the Registrant and William Lanfri dated July 1, 1998
    10.23  Employment Letter between the Registrant and Peter Maguire dated June 18, 1999
   10.24*  Patent License Agreement between Fujitsu Limited and the Registrant dated July 15, 1998
 10.24.1*  Letter clarifying the Patent License Agreement between Fujitsu Limited and the Registrant dated
           July 1, 1998
  10.25++  Lease between the Registrant and Stevenson Business Park LLC for Building B of 40915 Encyclopedia
           Circle, Fremont, California dated September 8, 1999
    10.26  Assignment of Sublease between Registrant and Pathnet for 405 International Parkway, Richardson,
           Texas dated September 17, 1998
 10.26.1+  Sublease between KLA-Tencor Corporation and Pathnet, Inc. for 405 International Parkway,
           Richardson, Texas dated October 16, 1997
  10.27++  Amendment to Sublease for 405 International Parkway, Richardson, Texas dated January 1998
    10.28  Master Lease for 405 International Parkway, Richardson, Texas dated January 1, 1990
    10.29  Intellectual Property Security Agreement between Registrant and Comerica Bank-California dated July
           8, 1999
   10.30*  License and Supply Agreement between Registrant and Concord Micro-Optics, Inc. dated May 24, 1999
   10.31*  International Distributor Agreement between the Registrant and Hakuto Co., Ltd. dated November 1999
    10.32  Professional Services Agreement between the Registrant and AristaSoft Corporation dated July 7,
           1999
   10.33+  Cost Sharing Agreement between the Registrant and Avanex Cayman dated December, 1999
    21.1   List of subsidiaries of the Registrant


    23.1     Consent of Ernst & Young LLP, Independent Auditors
    23.2+    Consent of Counsel (See Exhibit 5.1)
    24.1++   Power of Attorney (See page II-6)
    27.1++   Financial Data Schedule for quarter ended October 1, 1999
    27.2++   Financial Data Schedule for the year ended June 30, 1999
    27.3++   Financial Data Schedule for the period from October 24, 1997
             (inception) to June 30, 1998


-------------

+ To be filed by amendment.

* Confidential treatment requested.


++ Previously filed.